UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

SoOum Corp.
(Name of small business in its charter)

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Minnesota	000-7475	41-0831186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
590 Madison Avenue Suite 1800 New York, NY 10022
(Address of principal executive offices)

Registrant's telephone number:  (480) 287-6675

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01- Changes In Registrant’s Certifying Accountant

The Board of Directors of SoOum Corp. (the "Company"), acting as the Company’s Audit Committee, announces that it has appointed Hall & Company CPA’s and Consultants, Inc. ("Hall") as SoOum’s independent auditors for the 2016 fiscal year, replacing DLL CPA’s LLC, Certified Public Accountants ("DLL"). Hall’s address is 111 Pacifica, Suite 300, Irvine, California 92618.

This action effectively terminates the Company's engagement of DLL for the fiscal year ending December 31, 2016.  DLL never issued a report on the Company’s financial statement. Through the date of this Form 8-K, there have been no disagreements with DLL on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to DLL’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.  For the years ended December 31, 2014 and 2015 and through the date of this Form 8-K, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided DLL with a copy of this form 8-K and the Company has requested that DLL furnish a letter addressed to the Commission stating whether it agrees with the statements above.

For the years ended December 31, 2014 and 2015 and through the date of this form 8-K.  Neither the Company nor anyone acting on the Company's behalf consulted Hall with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.  Hall has been asked to review this disclosure and Hall has been provided an opportunity to furnish a letter to the SEC containing any new information, clarification, or disagreement with the statements made herein.

Item 8.0 -Other Events.

Item 9.01 -Financial Statements and Exhibits.

Item 16- Letter from Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOOUM CORP.
Dated: July 12, 2017	By:	/s/ William Westbrook William Westbrook
	Title:	President